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                                                                      EXHIBIT 23


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-1821, 333-23857, 333-57869, 333-53366,
333-55488, 333-82668, 333-82670, 333-82672, 333-82674 and 333-82678) of Digi
International Inc. of our report dated March 13, 2002 on our audits of the consolidated financial statements of NetSilicon, Inc. as of January 31, 2002 and 2001 and for the years ended January 2002, 2001 and 2000, which report is included in this Form 8-K/A.


                                                       /s/ BDO Seidman, LLP


Boston, Massachusetts
April 26, 2002